EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Freedom Holding Corp.

Salt Lake City, Utah

We hereby consent to the incorporation by reference in Registration Statement No. 333-220817 on Form S-8 of Freedom Holding Corp. of our reports dated July 13, 2020, relating to the consolidated financial statements of Freedom Holding Corp. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Freedom Holding Corp. for the year ended March 31, 2020.

/s/ WSRP LLC

Salt Lake City, Utah

August 10, 2020